Exhibit 10.5

                             SEA MOTORS GROUP, INC.
                     COMMISSION BASED CONSULTING AGREEMENT


     THIS COMMISSION BASED CONSULTING AGREEMENT dated as of December 29, 2008 (hereinafter called this "Agreement"), is by and between SEA MOTORS GROUP, INC., a Delaware corporation ("Consultant") and LEO MOTORS, INC., a Delaware corporation and any of its affiliates ("LEO").

                                   BACKGROUND

A. Consultant has advised LEO regarding the formation of a new distribution company in the Philippines anticipated to be called LEO Philippines to sell LEO Products, hereinafter referred to as ("Distributor"). Distributor is a joint venture entity in the process of formation between LEO and and The City Government of Puerto Princesa, a Local Government Unit (LGU), Province of Palawan, the Philippines ("Palawan"). Distributor has been or will be granted a distributorship from LEO for the distribution of high quality electric vehicles and related products and services (the "Leo Products" or the "Products") throughout the Philippines (the "Territory").

B. Consultant has been, and will continue to be, instrumental in bringing the parties together and assisting with the formation of Distributor.

C. Palawan has agreed to assist Distributor purchase a significant dollar volume of Products from LEO, which Products shall be purchased through Distributor with the intention of distributing said Products throughout the Territory.

D. The parties intend that Consultant shall receive a commission on all sales of Products by LEO and/or Distributor throughout the Territory.

E. Based upon the foregoing. Consultant and LEO have agreed to the following:


                                   AGREEMENTS

1.       SALES COMMISSION

Consultant is actively working on closing an order for LEO that would consist of 2,500 vehicles for approximately $4,090 per vehicle. At the close of this order Consultant will receive 1,300,000 shares of rule 144 restricted Common Stock of LEO at no cost to Consultant (the "Stock Commission") and 2.6% of the money received by LEO in cash. It is anticipated that Palawan will provide LEO (or Distributor) with $4,500,000 as a deposit to the above order. Once LEO receives the deposit it is agreed to and understood that LEO will pay to Consultant (1) the Stock Commission, and (2) 2.6% of the deposit (approximately $117,000 if $4,500,000 is received) and the remaining cash portion will be paid to Consultant on a pro-rata basis when and as additional cash payments for the order are received by LEO. LEO will make payment to Consultant of the cash portion of the commission within 5 banking days of LEO's receipt of cash payments. The shares of Common Stock to be transferred to Consultant as payment of the Stock Commission will be granted without any payment from Consultant and will have no restriction other than standard rule 144 restrictions.

Further Sales Commissions will be paid out as outlined below:

A. After the initial order, the commission structure for which is outlined above. Distributor and LEO, jointly and severally, shall pay to Consultant a commission upon the receipt of an order for any Product by Distributor and/or LEO in the Territory. Such commission shall be equal to five percent (5%) of the purchase price of the Products in cash on a pro-rata basis of cash given to Distributor or LEO. (the "Commission").

B. Distributor and/or LEO shall pay the Commission due to Consultant at the time Distributor and/or LEO is paid for any portion of the order. In the event that purchaser makes a down-payment or advance on the purchase price. Distributor and/or LEO shall pay five percent (5%) of such down-payment or advance to Consultant. When the


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balance  of  the  payment is made, Distributor and/or LEO shall pay five percent
(5%) of the balance of any payments. Interest shall accrue on any late Commission payments at the rate of five (5%) per month

2.       RELATIONSHIP OF THE PARTIES

The relationship between Consultant and Distributor, LEO and/or Palawan is that of independent contractor. Nothing stated in this Agreement shall be construed as creating any relationship between Consultant and the other parties as partners or as employer and employee, franchisor and franchisee, master and servant or principal and agent. Consultant shall be deemed an independent contractor at all times and for all purposes.

It is also agreed to and understood that Robert Kang (aka: Shi Chul Kang) is no longer affiliated with Consultant and will get all his compensation directly from LEO.

3.     ASSIGNMENT

Neither Distributor nor LEO may assign, transfer or sell all or any of its rights under this Agreement (or delegate all or any of its obligations hereunder) without prior written consent of Consultant. Consultant may assign this Agreement only to a parent, subsidiary or affiliated firm, or to another entity in connection with the sale or other transfer of all its business assets, upon reasonable notice in advance thereof to Distributor and LEO. Subject to these restrictions, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

4.     WAIVER

The waiver by either party of any of its rights or any breaches of the other party under this Agreement in a particular instance shall be construed as a waiver of the same or different rights or breaches in subsequent instances. All remedies, rights, undertakings and obligations hereunder shall be cumulative, and none shall operate as a limitation of any other.

5.     NOTICES

All notices and demands of any kind, which any party may be required or desire to serve upon the other(s) under the terms of this Agreement shall be in writing and shall be served by commercial courier or by mail at the addresses set forth in this Agreement, or at such other addresses as may be designated hereafter by the parties in writing. If by commercial courier, service shall be deemed complete upon delivery. If by mail, service shall be deemed complete five (5) business days after mailing.

6.     PARAGRAPH HEADINGS AND LANGUAGE INTERPRETATIONS

The paragraph headings contained herein are for reference only and shall not be considered substantive provisions of this Agreement. The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neutral gender shall include the other genders.

7.     EXECUTION OF AGREEMENT

This Agreement shall become effective only upon its execution by Consultant Distributor and LEO; provided, however, it is understood by the parties that Distributor is an entity in formation and this Agreement shall be binding upon Distributor when Distributor has been formed and will be binding upon LEO and Consultant when signed by them.


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8.     SEVERABILITY

In the event that any of the provisions of this Agreement, or the application of any such provisions to the parties hereto with respect to their obligations hereunder shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner.

9.     ENTIRE AGREEMENT

This Agreement, together with any other documents incorporated herein by reference, constitutes the entire agreement between the parties hereto pertaining in any manner to the subject matter hereof. Each party to this Agreement acknowledges that no oral or written representations, inducements, promises or agreements have been made which are not embodied herein. Except as otherwise provided herein, any and all written or oral agreements heretofore existing between parties pertaining in any manner to the subject matter of this Agreement expressly are superseded and canceled by this Agreement. Except as otherwise provided herein, this Agreement may not be modified, supplemented or amended, except by a written instrument signed by both parties. This Agreement may not be terminated by any party and Consultant shall receive its Commission for so long as revenue is generated by LEO in the Territory.

10.     COUNTERPARTS

This Agreement can be executed in multiple counterparts, which together form an enforceable agreement. If any party to this Agreement fails to execute this Agreement, the Agreement shall be fully enforceable against all parties signing the Agreement.

11.     APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

                           [Signatures on next page]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year hereinabove written.

SEA MOTORS GROUP, INC.


By:  \s\ Bill Wyland
     ---------------
PRINT  NAME:  BILL WYLAND
TITLE:  MANAGER



LEO MOTORS INC.


BY:  \s\ Shi Chul Kang
     -----------------
PRINT  NAME:  SHI  CHUL  KANG
TITLE: CEO